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                                                                   EXHIBIT 10.26


                                     LEASE

THIS INDENTURE evidences a lease agreement made and entered into this 12th day of January, 1994, by and between the CITY OF WAGONER, OKLAHOMA, a municipal corporation, as Lessor, and PRESTOLITE ELECTRIC INC., a corporation as Lessee, the terms and conditions of which are as follows:

     1. Lessor, in consideration of the agreements hereinafter set forth, does by these presents lease unto Lessee the following described premises situated in Wagoner County, Oklahoma, to-wit:

                               LEGAL DESCRIPTION

LOT 1, 2, 3, 4, 5, 6, BLOCK 372, AND WEST 60 FEET OF GRANT AVENUE ADJACENT TO LOTS 1 AND 6 OF SAID BLOCK 372, ALL IN THE CITY OF WAGONER, WAGONER COUNTY, OKLAHOMA, ACCORDING TO THE RECORDED PLAT THEREOF,

                                      AND

THE FOLLOWING PORTIONS OF THE VACATED STREETS COMPRISING THOSE PORTIONS OF SOUTHWEST FIRST STREET, AND SOUTHWEST SECOND STREET LYING BETWEEN THE EAST RIGHT-OF-WAY LINE OF HAYS AVENUE AND THE WEST RIGHT-OF-WAY LINE OF GRANT AVENUE, AND THE VACATED ALLEY IN BLOCK 372.

for a term of two (2) years beginning upon occupancy by lessee or when the building is ready for occupancy by lessee, whichever occurs first.

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     2.   Lessee, in consideration of the premises herein set forth, agrees to pay Lessor as rental for the leased premises, the sum of Five Thousand.Dollars ($5,000.00) per month, payable in advance on the 1st day of each calendar month during the term hereof.

     3. Lessee shall, at the expiration of the initial term hereof, have the option to renew this lease for ten (10) additional successive terms of two (2) years each on the same terms herein specified by giving Lessor written notice of its election to exercise such option at lease ninety (90) days prior to the expiration of the initial term hereof or any renewal term hereof, provided, however, that lease payments shall increase for each renewal in an amount equal to the percentage increase in the Consumer Price Index from the beginning date of this lease to the renewal date or dates thereof. It is understood that the lease payments hereunder shall not decrease regardless of the changes in the Consumer Price Index.

     4. Lessee may, at its own expense, erect and construct on the leased premises any improvements, including signs, billboards, fixtures or other equipment which Lessee deems necessary to the efficient operation of its business and may remove, at any time during the term of this lease or any extension thereof, any such signs, billboards, fixtures or other equipment not attached to any building erected on the leased premises by Lessee. Any building erected on the leased premises by Lessee and all fixtures hereto by Lessee and constituting a part of such building shall, at the termination of this lease or any extension thereof, become the property of Lessor. In addition, any signs, billboards, fixtures or other equipment not removed from the leased premises by Lessee during the term of this lease or any extension thereof shall, if not removed from the leased premises within thirty (30) days after the termination of this lease or any extension thereof, become the property of Lessor. Notwithstanding anything to the contrary

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contained herein, Lessor acknowledges and agrees that Lessee may, at the termination of this lease or any extension thereof, remove any fixtures or other equipment installed by Lessee at the leased premises, including, but not limited to, any machinery, equipment, compressed air systems, HVAC systems or similar items.

     5. Lessee shall pay all special assessments due and payable on the leased premises during the term of this lease or any renewal thereof before such assessments become delinquent. In the event Lessee shall fail to pay such special assessments, Lessor may, at its option, consider such failure a default of the terms of this lease in which event Lessor shall have all remedies available to them under the provisions of Paragraph 11 hereof. The parties acknowledge that Lessor is a tax exempt municipal corporation and that property owned by municipal corporations may be exempt from ad valorem taxes. If ad valorem taxes are properly assessed, Lessee shall pay said taxes to the taxing authority. If ad valorem taxes are not assessed, Lessee shall pay to Lessor and assessment in lieu of taxes in a sum equal to the amount ad valorem taxes would be if assessed. Lessor will distribute said funds in the same percentages to the same entities ad valorem taxes are paid and shall acknowledge that such payment are from Lessee.

     6. Lessee shall pay all charges for utilities used in or on the leased premises.

     7. Lessee may assign this lease or sublet the premises with the written approval of Lessor; but any such assignment or subletting of the premises shall not, without the written consent of Lessor, relieve Lessee of any duties imposed upon Lessee under the terms of this lease.

     8. In the event the entire leased premises are taken by eminent domain, this lease shall terminate and expire as of the date of such taking and Lessor shall repay to Lessee any

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unearned rentals held by Lessor and shall reimburse Lessee therefore. In the event the entire leased premises or any portion thereof are taken by eminent domain, Lessee shall be entitled to a proportionate share of any condemnation award grant in the amount which any unamortized leasehold improvements made by Lessee bear to the total value of the leased premises.

     9. In the event that part of the leased premises are taken by eminent domain which taking would substantially destroy the business being conducted thereon by Lessee, then the Lessee shall have the option of terminating this lease or electing to remain in that portion of the leased premises which have not been taken. In the event part of the leased premises are taken by eminent domain and this lease is not terminated but continues, the rent payable hereunder shall be reduced in the proportion that the square footage of the remaining part of the leased premises bears to the square footage of the entire leased premises leased.

     10. Lessee shall keep and maintain the leased premises in a neat, clean condition and shall comply with all laws and ordinances related to the use by Lessee of the leased premises. Lessee shall not use the leased premises in any manner which would constitute a nuisance under the laws of the State of Oklahoma, nor will Lessee permit any other person to use the premises in such a manner as to constitute a nuisance under the laws of the State of Oklahoma.

     11. Lessor shall give Lessee written notice of any default by Lessee in the payment of rent or the performance of any other obligation to be kept or performed by Lessee; and if such default continues for a period of thirty (30) days after receipt by Lessee of a written notice from Lessor specifying such default, Lessor may thereafter, without further notice or demand, enter onto the leased premises and take full and absolute possession thereof, with such re-entry causing

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a forfeiture of the rent to be paid or the covenants to be performed by Lessee hereunder for the full term of this lease and may thereafter lease or sublease the premises for such rent as Lessor may reasonably obtain, crediting Lessee with the rent so obtained after deducting the costs Lessor reasonably incurs by such re-entry, leasing or subleasing; or the Lessor, at its election may terminate this lease and re-enter and take full and absolute possession of the leased premises free from any further right or claim by Lessee.

     12. All rental payments and notices required or to be furnished hereunder shall be mailed, addressed as follows, until such addresses are changed by thirty (30) days notice in writing:

LESSOR:   City Clerk, P.O. Box 406, Wagoner, Oklahoma 74477
LESSEE: Prestolite Electric Inc., Hwy 20 West, P.O. Box 2205, Decatur, Alabama 35609

     13. In the event of an assignment to creditors by Lessee or the institution of bankruptcy proceedings by or against Lessee, Lessor may, at its option, cancel this lease and all rights thereunder and the right to possession of the property shall immediately by such cancellation, pass to Lessor at its option.

     14. In the event either Lessor and Lessee shall be required to institute any legal proceedings to enforce the terms of this lease, the losing party shall pay all cost and expenses incurred in that proceeding, including a reasonable attorney's fee for the prevailing party to be fixed by the Court enforcing the terms of this lease.

     15. The parties hereto acknowledge that the leased premises have previously been zoned for Industrial use and lessee intends to use the property for Industrial purposes. Should, for any reason, the property be adjudged by a Court of competent jurisdiction to be unusable for

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Industrial purposes, the obligation of Lessee shall immediately terminate.

     16. Lessor further agrees to make, at its expense, certain modifications to the buildings located on the property as reflected in the architectural drawing attached hereto as "Exhibit A" and made a part hereof by reference. Further modifications will be made by Lessee. The specifics of the modifications are not final at the time of this agreement but both parties agree to continue to work in good faith toward further identifying and agreeing to necessary modifications and as to which party shall make said modifications.

     17. Lessee shall be responsible for all usual and routine maintenance on the facility including interior and exterior walls, roof, flooring, mechanical, electrical and plumbing. Lessor will be responsible for major repairs on replacement such as roof replacement, or the replacement of unrepairable flooring, mechanical, electrical and plumbing.

     18. Upon termination of this lease, Lessee will surrender the leased premises to Lessor in as good condition as they are at the commencement of this lease, reasonable wear and tear incident to Lessee's business along excepted.

     19. Lessee shall maintain, during the entire term hereof, general liability insurance for injury to, or death of, persons, and damage to property occurring in or on the leased premises and arising out of the negligence of Lessee, its employees or agents. Such insurance shall be in such amount as may be agreed upon from time to time between Lessor and Lessee. Lessee shall furnish Lessor a certificate evidencing that such insurance is in effect. Further Lessee shall insure the premises against casualty loss and Lessor shall be named Loss Payee on said property in a sum of not less than $500,000.00. Said sum shall be adjusted at each renewal date in an amount equal to the percentage increase in the Consumer Price Index from the beginning of

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the lease date to the renewal date thereof. Lessee shall furnish Lessor a certificate evidencing that such insurance in effect.

     20. The terms and conditions of this lease shall extend to, and be binding upon the heirs, executors, administrators, devisers, trustees, successors and assigns of the parties hereto.

     21. Lessor covenants that Lessee, upon payment of all rentals and other amounts described in this lease and upon performance of all other obligations of Lessee under this lease, shall and may peacefully have, hold and enjoy the leased premises for the prescribed term of this lease.

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IN WITNESS WHEREOF the parties hereto have hereunto set their hands this
12th day of January, 1994
                              THE CITY OF WAGONER, OKLAHOMA
                              a municipal corporation


                              By: /s/ Kenneth D. Peters
                                  -------------------------
                                   Kenneth D. Peters, Mayor


ATTEST:


/s/ Linda K. Gaylor
--------------------
Linda K. Gaylor
City Clerk



                              PRESTOLITE ELECTRIC, INC.



                              By:  /s/ Rogar A. Cutsinger
                                  ------------------------
                                  Corporate Officer


ATTEST:


Corporate Secretary


Copies To:  Prestolite Electric Inc.
            2100 Common Wealth Blvd.
            Ann Arbor, Michigan 48105

            Prestolite Electric Inc.
            300 S.E. 15th
            Wagoner, Oklahoma 74467

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